                                                                     Exhibit 2.2

                      PLAN AND AGREEMENT OF REORGANIZATION


PLAN AND AGREEMENT OF REORGANIZATION (the "Agreement") entered into the 1st day of July 2002, by and between Command International Acquisition Corp. a Delaware corporation ("CIAC"), Command International Group Inc., a Delaware corporation ("CIG"), and the Shareholders of CIG (the "CIG Shareholders").

                              W I T N E S S E T H:
                              - - - - - - - - - -


         WHEREAS, there are issued and outstanding 1,500 shares of common stock, par value $.0001 per share of CIG (the "CIG Shares") and there are issued and outstanding 5,239,238 shares of common stock par value $.0001 per share of CIAC (the "CIAC Common Stock").

         WHEREAS, CIAC desires to exchange, for CIG Shares 5,239,238 shares of CIAC Common Stock or an equivalent number of shares of any successor corporation to CIAC (the "Exchange Shares") and the CIG Shareholders will make such exchange in a transaction, which qualifies as a tax-free exchange in accordance with Sections 368(a)(i)(B) of the Internal Revenue code;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

         1. Exchange Shares.

         On the date that CIAC delivers the Exchange Shares provided in Article 2, which Exchange Shares shall be free and clear of all liens and encumbrances of any kind whatsoever, and shall be fully paid and nonassessable (the "Closing Date"), the CIG Shareholders shall deliver in exchange therefore to CIAC, and CIAC shall accept from the CIG Shareholders, in reliance upon and subject to all of the representations, warranties and other terms and conditions of this Agreement, the CIG Shares, free and clear of all liens and encumbrances of any kind whatsoever, and fully paid and nonassessable.

         2. Reorganization Consideration; Closing.

         The Reorganization Consideration for the CIG Shares shall be 5,239,238 Exchange Shares, which shall be delivered to CIG at the Closing. Delivery of the CIG Shares by the CIG Shareholders shall be made to CIAC at the Closing. Upon delivery of the CIG Shares in exchange for the Exchange Shares, this Agreement shall be deemed completed. Until the Closing, the CIG Shareholders shall retain all rights and privileges with respect to the CIG Shares.

         The Closing shall be no later than November 1, 2002, at 10:00 a.m. on such day and at such time and place as shall be mutually agreed upon by CIG and CIAC.

         3. Representations and Warranties of CIG and the CIG Shareholders.

         (a) Representations and Warranties of the CIG Shareholders. Each of the CIG Shareholders hereby represents and warrants jointly but not severally to CIAC that:

             (i) as of the date hereof and on the Closing Date, respectively, each CIG Shareholder shall own of record and beneficially his or its respective CIG Shares to be exchanged hereunder, free and clear of all liens and encumbrances of any kind whatsoever;

             (ii) each CIG Shareholder has the full right, power, legal capacity and authority to enter into this Agreement and to perform his or its respective obligations hereunder;

             (iii) each CIG Shareholder agrees that it is acquiring the Exchange Shares for investment purposes only and acknowledges that the Exchange Shares have not been registered under the Securities Act of 1933, as amended (the "Act") or any state securities laws, and may not be transferred, sold or otherwise disposed of except if an effective registration statement is then in effect or pursuant to an exemption from registration under said Act; and

             (iv) this Agreement has been duly executed and delivered by each CIG Shareholder and constitutes each CIG Shareholder's valid and legally binding agreement and obligation, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditor's rights generally and the application of principals of equity, including without limitation the principal that equitable remedies, such as the remedy of specific performance are subject to the discretion of the court before which any proceeding may therefore be brought;

         (b) Representations and Warranties of CIG. CIG hereby represents and warrants to CIAC that:

             (i) the CIG Shares, when delivered shall be fully paid, non-assessable shares of CIG representing 100% of the issued and outstanding shares of capital stock of CIG, and no options, warrants, rights or other securities convertible into equity stock of CIG are outstanding at the date hereof or will be outstanding at the Closing;

             (ii) CIG has acquired and owns all of the capital stock or assets of Command Line Corp. and SpiderFuel Inc. and Robert Fallah is and shall remain at the Closing, President and Chief Executive Officer of CIG.

             (iii) this Agreement has been duly executed and delivered by CIG and constitutes CIG's valid and legally binding agreement and obligation, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditor's rights generally and the application of principals of equity, including without limitation the principal that equitable remedies, such as the remedy of specific performance are subject to the discretion of the court before which any proceeding may therefore be brought; and

             (iii) it has the full right, power, legal capacity and authority to enter into this Agreement and perform its obligations hereunder.


         4 Representations and Warranties of CIAC.

         CIAC hereby represents and warrants to CIG and each CIG Shareholder that:

             (i) it has the full right, power, legal capacity and authority to enter into this Agreement and perform its obligations hereunder;

             (ii) this Agreement has been duly executed and delivered by CIAC and constitutes its valid and legally binding agreement and obligation, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditor's rights generally and the application of principals of equity, including without limitation the principal that equitable remedies, such as the remedy of specific performance are subject to the discretion of the court before which any proceeding may therefore be brought;

             (iii) it is acquiring the CIG Shares for investment purposes only and acknowledges that the CIG Shares have not been registered under the Act or any state securities laws, and may not be transferred, sold or otherwise disposed of except if an effective registration statement is then in effect or pursuant to an exemption from registration under said Act;

             (iv) the Exchange Shares, when issued, shall be fully paid, and nonassessable shares of CIAC, free and clear of all liens and encumbrances of any kind whatsoever; and

         5. Covenant of CIG. CIG will deliver to CIAC a balance sheet as of the date of Closing and a statement of operations for the period from inception through the date of Closing (the " Financial Statements") no later than 30 days after the Closing. The Financial Statements will be prepared accordance with the books and records of CIG and will present fairly in all material respects the financial position and results of operations of CIG as of the times and for the periods referred to therein.

         6. Survival of Representations and Warranties.

         The representations, warranties and agreements set forth in Sections 3 and 4 hereof shall survive the execution and delivery of this Agreement and the sale and purchase of the CIG Shares and the Exchange Shares until the earlier to occur of (x) two (2) years following the Closing Date or (y) the expiration of the appropriate time limits under the statute of limitations with respect to such representation or warranty.

         7. Notices.

         All notices, requests, demands and other communications which are required or may be given under this Agreement, shall be in writing, and shall be deemed delivered (i) if sent by personal delivery, on the date of delivery if delivered prior to 5:00 P.M., and on the next business day if delivered after 5:00 P.M., (ii) if sent by facsimile, on the date on which receipt thereof is confirmed by the recipient or a representative thereof, to the addresses and facsimile numbers as follows:

             If to CIAC:               Command International Acquisition Corp.
                                       488 Madison Avenue
                                       9th Floor
                                       New York, New York 10022
                                       Attention: Gary A. Schonwald, President
                                       Via Facsimile: (212) 593-9175

             If to CIG or the
               CIG Shareholders:       Command International Group Inc.
                                       1090 King Georges Post Road, Suite 802
                                       Edison, New Jersey 08837
                                       Attention: Robert Fallah, President
                                       Via Facsimile: (732) 738-6504

         8. Complete Agreement.

         This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. The representations, warranties and covenants and agreements set forth in this Agreement constitute all of the representations, warranties, covenants and agreements among the parties hereto and upon which the parties have relied. No change, modification, addition or termination of this Agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

         9. Assignment.

         This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, successors and assigns.

         10. No Waiver.

         No waiver of any of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver. No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, whether of similar or different nature, unless expressly so stated in writing.

         11. Captions.

         The headings or captions under the sections of this Agreement are for convenience and reference only, and do not form a part hereof, and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Agreement.

         12. Governing Law.

         This Agreement is intended to be governed by, interpreted and enforced in accordance with, the laws of the State of New York, without giving effect to conflicts of law principles.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands, as of the day and year first above written.

                     COMMAND INTERNATIONAL ACQUISITION CORP.



                                         By:    /s/ Gary A. Schonwald
                                                -------------------------------
                                         Name:  Gary A. Schonwald
                                         Title: President

                                      COMMAND INTERNATIONAL GROUP INC.



                                         By:    /s/ Robert Fallah
                                                -------------------------------
                                         Name:  Robert Fallah
                                         Title: President


                                         Shareholders:



                                          /s/ Robert Fallah
                                         -------------------------------
                                          Robert Fallah



                                          /s/ Lisa Fallah
                                         -------------------------------
                                          Lisa Fallah


                                          /s/
                                         -------------------------------
                                          New Command Internet



                                          /s/ Zachary Fallah
                                         -------------------------------
                                          Zachary Fallah

                                          /s/ Nicholas Fallah
                                         -------------------------------
                                          Nicholas Fallah




                                          /s/ Frank Cantatore
                                         -------------------------------
                                          Frank Cantatore



                                          /s/ Frank Cantatore
                                         -------------------------------
                                          Cantatore Trust



                                          /s/ Jordan Shama
                                         -------------------------------
                                          Jordan Shama



                                          /s/ Robert Fallah as President
                                         -------------------------------
                                          Global Asset Management, Inc.



                                          /s/ Peter Bell
                                         -------------------------------
                                          Peter Bell


                                          /s/
                                         --------------------------------------
                                          Gersten, Savage & Kaplowitz, LLP



                                          /s/ Nadereh Fallah
                                         -------------------------------
                                          Nadereh Fallah



                                          /s/ Michael Fallah
                                         -------------------------------
                                          Michael Fallah

                                          /s/ Sheila Vosoughi
                                         -------------------------------
                                          Sheila Vosoughi





                                          /s/ Russo Vosoughi
                                         -------------------------------
                                          Russo Vosoughi


                                          /s/ Lily Vosoughi
                                         -------------------------------
                                          Lily Vosoughi



                                          /s/ Nina Vosoughi
                                         -------------------------------
                                          Nina Vosoughi



                                          /s/ Vito Gioia
                                         -------------------------------
                                          Vito Gioia



                                          /s/ William Gioia
                                         -------------------------------
                                          William Gioia



                                          /s/ Greggory Gioia
                                         -------------------------------
                                          Greggory Gioia



                                          /s/ Corine Gioia
                                         -------------------------------
                                          Corine Gioia



                                          /s/ Alexa SanRoman
                                         -------------------------------
                                          Alexa SanRoman

                                          /s/ Samantha SanRoman
                                         -------------------------------
                                          Samantha SanRoman



                                          /s/ Gabriel SanRoman
                                         -------------------------------
                                          Gabriel SanRoman


                                          /s/ Angella SanRoman
                                         -------------------------------
                                          Angella SanRoman



                                          /s/ KateLyn Walsh
                                         -------------------------------
                                          KateLyn Walsh



                                          /s/ Connor Walsh
                                         -------------------------------
                                          Connor Walsh



                                          /s/ Dylan Walsh
                                         -------------------------------
                                          Dylan Walsh



                                          /s/ Robert Fallah as President
                                         -------------------------------
                                          Old SpiderFuel


                                          /s/ Terry Steinberg
                                         -------------------------------
                                          Terry Steinberg



                                          /s/ Scott Conklin
                                         -------------------------------
                                          Scott Conklin

                                          /s/ Christine Davis
                                         -------------------------------
                                          Christine Davis



                                          /s/ Michael Bellich
                                         -------------------------------
                                          Michael Bellich



                                          /s/ Chris Winfield
                                         -------------------------------
                                          Chris Winfield



                                          /s/ Danielle Lanzillo
                                         -------------------------------
                                          Danielle Lanzillo



                                          /s/ Patrick Winfield
                                         -------------------------------
                                          Patrick Winfield



                                          /s/ Dennis Marshall
                                         -------------------------------
                                          Dennis Marshall



                                          /s/ Elwyn Jones
                                         -------------------------------
                                          Elwyn Jones



                                          /s/ Kyle Tortora
                                         -------------------------------
                                          Kyle Tortora


                                          /s/ Donald Staffin
                                         -------------------------------
                                          Donald Staffin

                                          /s/ Anne Staffin
                                         -------------------------------
                                          Anne Staffin



                                          /s/ Eric Staffin
                                         -------------------------------
                                          Eric Staffin



                                          /s/ Alanna Staffin
                                         -------------------------------
                                          Alanna Staffin



                                          /s/ Danielle Staffin
                                         -------------------------------
                                          Danielle Staffin



                                          /s/ Rachel Staffin
                                         -------------------------------
                                          Rachel Staffin



                                          /s/ Ariel Staffin
                                         -------------------------------
                                          Ariel Staffin



                                          /s/ Tyler Staffin
                                         -------------------------------
                                          Tyler Staffin



                                          /s/ Jacob Staffin
                                         -------------------------------
                                          Jacob Staffin



                                          /s/ Julia Staffin
                                         -------------------------------
                                          Julia Staffin

                                          /s/ Jeff Berman
                                         -------------------------------
                                          Jeff Berman



                                          /s/ Bobby Sahn
                                         -------------------------------
                                          Bobby Sahn



                                          /s/ Donald Staffin as President
                                         -------------------------------
                                          CLC

                               AMENDMENT NO. 1 TO
                      PLAN AND AGREEMENT OF REORGANIZATION

         THIS AMENDMENT NO. 1 TO PLAN AND AGREEMENT OF REORGANIZATION (this "Amendment") is entered into as of the 24th day of February, 2003, by and between Command International Acquisition Corp., a Delaware corporation ("CIAC"), Command International Group Inc., a Delaware corporation ("CIG") and the Shareholders of CIG ("the "CIG Shareholders").

         WHEREAS, CIAC, CIG and the CIG Shareholders are parties to a Plan and Agreement of Reorganization dated July 1, 2002 (the "Agreement") and capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Agreement; and

         WHEREAS, the parties desire to amend the Agreement;

         NOW, THEREFORE, the parties agree as follows:

1. Representations and Warranties of CIG. Section 3(b) of the Agreement is hereby amended to read in full as follows:

         CIG hereby represents and warrants to CIAC that:

         (i) the CIG Shares, when delivered shall be fully paid, non-assessable shares of CIG representing 100% of the issued and outstanding shares of capital stock of CIG, and no options, warrants, rights or other securities convertible into equity stock of CIG are outstanding at the date hereof or will be outstanding at the Closing;

         (ii) CIG has acquired and owns all of the capital stock or assets of Command Line Corp. and SpiderFuel Inc. and Robert Fallah is and shall remain at the Closing, Chairman and Chief Executive Officer of CIG;

         (iii) this Agreement has been duly executed and delivered by CIG and constitutes CIG's valid and legally binding agreement and obligation, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditor's rights generally and the application of principals of equity, including without limitation the principal that equitable remedies, such as the remedy of specific performance, are subject to the discretion of the court before which any proceeding may therefore be brought;

         (iv) it has the full right, power, legal capacity and authority to enter into this Agreement and perform its obligations hereunder;

         (v) all federal, state and other returns and reports required to be filed by CIG have been duly filed by CIG and, except as set forth on Schedule 3(v) attached hereto, all material taxes and other assessments and levies (including all interest and penalties) including, without limitation, income, franchise, real estate, sales, gross receipts, use and services taxes, and employment and employee withholding taxes, owed by CIG have been paid in full by CIG unless being contested in good faith. Except as set forth on Schedule 3(v), all such taxes and other assessments and levies which CIG is required by law to have withheld, collected or deposited have been duly withheld and collected and deposited with the proper governmental authorities or segregated and set aside for such payment, and if so segregated and set aside, shall be so paid by CIG as required by law;

         (vi) except as set forth on Schedule 3(vi) attached hereto, the execution and delivery of this Agreement by CIG does not, and the performance of this Agreement by CIG and the consummation by CIG of the transactions contemplated hereby will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of CIG, (ii) conflict with or violate any federal, foreign, state or provincial law, rule, regulation, order, judgment or decree applicable to CIG or any of its subsidiaries or by which its or any of their respective properties or assets are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair CIG or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the properties or assets of CIG or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which CIG or any of its subsidiaries is a party or by which CIG or any of its subsidiaries or its or any of their respective properties or assets are bound or affected;

         (vii) Schedule 3(vii) attached hereto contains a true and complete list of all patents and patent applications (pending or in the process of preparation), domestic or foreign, patent rights, trademarks, trade names and licenses under the patents of others, trade secrets, secret processes and other proprietary rights of every kind and nature used or necessary for use by CIG or its subsidiaries in its or their business as presently conducted. To CIG's knowledge, all such patents, patent applications, patent rights and licenses are valid and effective in accordance with their terms, and all such trade names, trade secrets, secret processes and other proprietary rights are valid and effective. CIG has not received any notice of any claim of infringement. Except as disclosed in Schedule 3(vii) attached hereto, there are no agreements, contracts or obligations under which CIG or its subsidiaries is obligated with respect to, or is using, any patents, patent applications, patent rights, trademarks, trade names, licenses under the patents of others, trade secrets, secret processes or other proprietary rights. The trade secrets and "know-how" of CIG and it subsidiaries are in such form and of such quality that, following the Closing Date, CIG and its subsidiaries will be able to continue to sell the products heretofore provided by CIG and its subsidiaries; and

         (viii) except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless the parties shall otherwise agree in writing, neither CIG nor its subsidiaries shall adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except in the ordinary and usual course of business, consistent with past practices or as required to comply with changes in applicable law and except as contemplated on
Schedule 3(viii) attached hereto.

2. Continuation of Agreement. As amended hereby, the Agreement shall continue in full force and effect.

3. Counterparts; Facsimile. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute a single agreement. This Amendment may be executed by facsimile signature.

         [Remainder of Page Intentionally Blank, Signature Page Follows]

         IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above in accordance with Section 8 of the Agreement.

                                       COMMAND INTERNATIONAL ACQUISITION CORP.

                                       By: /s/ Robert Fallah
                                          --------------------------------
                                          Name:  Robert Fallah
                                          Title: President


                                       COMMAND INTERNATIONAL GROUP INC.

                                       By: /s/ Robert Fallah
                                          --------------------------------
                                          Name:  Robert Fallah
                                          Title: Chief Executive Officer